Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Netherland, Sewell & Associates hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-27525, 333-07255, 333-30324, 333-46129, 333-30478, 333-52668, 333-52666, 333-67734, 333-67736, 333-67740, 333-109162, 333-118312, and 333-118325), Form S-3 (File Nos. 333-61508, 333-104394, 333-116461, and 333-119313), and Form S-4 (File No. 333-118378) of Chesapeake Energy Corporation of information from our reserve report dated February 22, 2005, entitled “Estimate of Reserves and Future Revenue to the Chesapeake Energy Corporation Interest in Certain Oil and Gas Properties located in the United States as of December 31, 2004, Based on Constant Prices and Costs in accordance with Securities and Exchange Commission Guidelines” and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 7, 2005.

/s/    NETHERLAND, SEWELL & ASSOCIATES, INC.

Dallas, Texas

March 7, 2005